SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


                                January 22, 1998
                Date of Report (Date of Earliest Event Reported)



                      USA BRIDGE CONSTRUCTION OF N.Y., INC.
             (Exact Name of Registrant as Specified in its Charter)



Delaware                           O-21178                   13-3626613
State of                           Commission File           IRS Employer
Incorporation                      Number                    Identification No.



                    53-09 97th Place, Corona, New York 11368
                    (Address of Principal Executive Offices)


                                 (718) 699-0100
               Registrant's Telephone Number, Including Area Code



                            U.S. BRIDGE OF N.Y., INC.
          (Former Name or Former Address, if Changed Since Last Report)


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         Item 5.                    Other Events.

                  On January 7, 1998, U.S. Bridge of N.Y., Inc. (the "Company') held its annual meeting, at which time it proposed to (i) elect five Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; (ii) amend the Company's Certificate of Incorporation to effect a change in the Company's name from U.S. Bridge of N.Y., Inc. to USA Bridge Construction of N.Y., Inc.; and (iii) change the Company's domicile from New York to Delaware. The first two proposals were adopted by the shareholders, and an amendment to the Company's Certificate of Incorporation was filed with the State of Delaware on January 14, 1998. Voting on the third proposal was adjourned to February 3, 1998. The Company's Nasdaq trading symbol was not changed.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized this 22nd day of January 1998.



                                           USA Bridge Construction of N.Y., Inc.
                                                 f/k/a U.S. Bridge of N.Y., Inc.


                           By:      /s/
                                    Joseph M. Polito, President